UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2018 (June 4, 2018)

AMNEAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38485 (Commission File Number)	32-0546926 (I.R.S. Employer Identification No.)

400 Crossing Blvd Bridgewater, NJ (Address of Principal Executive Offices)		08807 (Zip Code)

Registrant’s telephone number, including area code: (908) 947-3120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

On June 4, 2018, Impax Laboratories, LLC, a Delaware limited liability company (“Impax”) and wholly-owned subsidiary of Amneal Pharmaceuticals, Inc. (the “Company”), completed its previously announced offer to purchase (the “Offer”) from holders of record (“Holders”), any and all of Impax’s 2.00% Senior Convertible Notes due 2022 (the “Notes”), pursuant to the terms and conditions of the Company Repurchase Notice, Notice of Entry into Supplemental Indenture, and Offer to Repurchase to Holders of 2.00% Convertible Senior Notes due 2022, dated May 7, 2018 (the “Offer to Repurchase”).

The Offer expired at 11:59 p.m., New York City time, on June 4, 2018 (the “Exercise Expiration Date”). The final settlement of the Offer took place on June 5, 2018 (the “Special Tender Date”).

Pursuant to the Offer, $599,376,000 aggregate principal amount of the Notes was validly tendered and not validly withdrawn as of the Exercise Expiration Date, and subsequently accepted on the Special Tender Date.

A copy of the press release announcing the results of the Offer is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 5, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2018

AMNEAL PHARMACEUTICALS, INC.

By:	/s/ Bryan M. Reasons

Name:	Bryan M. Reasons
Title:	Senior Vice President and Chief Financial Officer